Exhibit 4.2

AMENDMENT AND SUPPLEMENT TO INDENTURE

AMENDMENT AND SUPPLEMENT TO INDENTURE (this “Supplemental Indenture”), dated as of March 2, 2011, between Affinity Group, Inc., a Delaware corporation (the “Company”), Affinity Group, LLC, a Delaware limited liability company (“Affinity LLC”), the Guarantors (as defined in the Indenture defined below), Affinity Brokerage, LLC, a Delaware limited liability company, Affinity Guest Services, Inc., a Delaware limited liability company, AGI Productions, LLC, a Delaware limited liability company, Camp Coast to Coast, LLC, a Delaware limited liability company, Coast Marketing Group, LLC, a Delaware limited liability company, Ehlert Publishing Group, LLC, a Delaware limited liability company, Golf Card International, LLC., a Delaware limited liability company, Golf Card Resort Services, LLC, a Delaware limited liability company, GSS Enterprises, LLC, a Delaware limited liability company, Power Sports Media, LLC, a Delaware limited liability company, TL Enterprises, LLC, a Delaware limited liability company, and VBI, LLC, a Delaware limited liability company (collectively, the “Additional Guarantors”), each a direct or indirect subsidiary of the Company, and Affinity Group Holding, LLC, a Delaware limited liability company (the “Parent LLC”), and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 30, 2010, providing for the issuance of 11.50% Senior Secured Notes due 2016 (the “Notes”);

WHEREAS, the Company intends to convert to a Delaware limited liability company pursuant to a certificate of conversion with Affinity LLC, the Parent intends to convert to a Delaware limited liability company pursuant to a certificate of conversion with Parent LLC, and each Additional Guarantor intends to convert to a Delaware limited liability company pursuant to a certificate of conversion with a Guarantor, all in accordance with Section 18-214 of the Delaware Limited Liability Company Act;

WHEREAS, Section 5.19 of the Indenture provides that under certain circumstances the Company is required to execute and deliver and to cause the Additional Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Additional Guarantors shall unconditionally guarantee all of the Company’s obligations under the Indenture Documents pursuant to a Note Guarantee on the terms and conditions set forth herein; and

WHEREAS, Section 10.02 of the Indenture provides, among other things, that the Indenture Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and such consent to this Supplemental Intenture heretofore been obtained.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.             CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             AMENDMENT TO SECTION 6.01(a)(i)(B).  Section 6.01(a)(i)(B) of the Indenture is hereby amended in its entirety and replaced with the following:

“(B)         the Person formed by any consolidation or merger with or into the Company, or to which all or substantially all of the properties and assets of the Company, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of shall be a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia, and such Person shall expressly assume by (i) a supplemental indenture executed and delivered to the Trustee all of the obligations of the Company under the Notes and this Indenture and, in each case, this Indenture, as so supplemented, shall remain in full force and effect and (ii) by amendment, supplement or other instrument, executed and delivered to the Trustee, all obligations of the Company under the Collateral Documents, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Documents on the Collateral owned by or transferred to the surviving entity; and”

3.             AMENDMENT TO SECTION 1.01.  In Section 1.01 of the Indenture, the definition of “Parent” and the definition of “Pledge Agreement” are hereby amended in their entirety and replaced with the following:

“‘Parent’ means the Company’s direct parent, Affinity Group Holding, Inc., a Delaware corporation, or a limited liability company into which Affinity Group Holding, Inc. has been converted pursuant to Section 18-214 of the Delaware Limited Liability Company Act.”

“Pledge Agreement” means the Amended and Restated Nonrecourse Guaranty and Pledge Agreement, dated as of March 2, 2011, by the Parent in favor of the Collateral Agent.”

4.             ASSUMPTION BY AFFINITY LLC.  Affinity LLC hereby expressly assumes (i) all of the obligations of the Company under the Notes and the Indenture, each of which remains in full force and effect, and (ii) all obligations of the Company under the Collateral Documents, each of which remains in full force and effect.

5.             ASSUMPTION BY ADDITIONAL GUARANTORS. Each Additional Guarantor hereby expressly assumes all of the obligations of its predecessor Guarantor under its Note Guarantee and the Indenture on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

6.             ASSUMPTION BY PARENT LLC.  Parent LLC hereby expressly assumes all of the obligations of the Parent under the Indenture and all obligations of the Parent under the Collateral Documents, each of which remains in full force and effect.

8.             EFFECTIVENESS. This Supplemental Indenture shall be effective upon execution by the parties hereto.

9.             RECITALS. The recitals contained herein shall be taken as the statements of the Company, Affinity LLC, the Guarantors, the Parent and the Parent LLC, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or effectiveness of this Supplemental Indenture.

10.           NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

11.           COUNTERPARTS. The parties hereto may sign any number of copies of this Supplemental Indenture (including by electronic transmission). Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or portable document format transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or portable document format shall be deemed to be their original signatures for all purposes.

12.           EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

AFFINITY GROUP, INC.

By:	/s/ Thomas F. Wolfe
Name:	Thomas F. Wolfe
Title:	SVP/CFO

AFFINITY GROUP, LLC

By:	/s/ Thomas F. Wolfe
Name:	Thomas F. Wolfe
Title:	SVP/CFO

AFFINITY BROKERAGE, INC.
AFFINITY GUEST SERVICES, INC.
AFFINITY ROAD AND TRAVEL CLUB, INC.
AGI PRODUCTIONS, INC.
CAMP COAST TO COAST, INC.
COAST MARKETING GROUP, INC.
EHLERT PUBLISHING GROUP, INC.
GOLF CARD INTERNATIONAL, INC.
GOLF CARD RESORT SERVICES, INC.
GSS ENTERPRISES, INC.
POWER SPORTS MEDIA, INC.
TL ENTERPRISES, INC.
VBI, INC.

By:	/s/ Thomas F. Wolfe
Name:	Thomas F. Wolfe
Title:	SVP/CFO

CAMPING WORLD, INC.
CAMPING WORLD CARD SERVICES, INC.
CAMPING WORLD INSURANCE SERVICES OF
KENTUCKY, INC.
CAMPING WORLD INSURANCE SERVICES OF
NEVADA, INC.
CAMPING WORLD INSURANCE SERVICES OF
TEXAS, INC.
CWI, INC.
CW MICHIGAN, INC.
OUTDOOR BUYS, INC.

By:	/s/ Thomas F. Wolfe
Name:	Thomas F. Wolfe
Title:	SVP/CFO

AFFINITY BROKERAGE, LLC
AFFINITY GUEST SERVICES, LLC
AGI PRODUCTIONS, LLC
CAMP COAST TO COAST, LLC
COAST MARKETING GROUP, LLC
EHLERT PUBLISHING GROUP, LLC
GOLF CARD INTERNATIONAL, LLC
GOLF CARD RESORT SERVICES, LLC
GSS ENTERPRISES, LLC
POWER SPORTS MEDIA, LLC
TL ENTERPRISES, LLC
VBI, LLC

By:	/s/ Thomas F. Wolfe
Name:	Thomas F. Wolfe
Title:	SVP/CFO

AFFINITY GROUP HOLDING, LLC

By:	/s/ Thomas F. Wolfe
Name:	Thomas F. Wolfe
Title:	SVP/CFO

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:	/s/ Raymond Torres
Name:	Raymond Torres
Title:	Senior Associate